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                                                                  EXHIBIT 10(a)


          LONG ISLAND LIGHTING COMPANY EXECUTIVE EMPLOYMENT AGREEMENT


                 THIS AGREEMENT, made and entered into as of the 4th day of August 1995, by and between LONG ISLAND LIGHTING COMPANY, a New York corporation (hereinafter referred to as the "Company"), and William J. Catacosinos (hereinafter referred to as "Executive").

                             W I T N E S S E T H :

                 WHEREAS, the Executive is employed by the Company as its Chief Executive Officer;

                 WHEREAS, the Executive is entitled to post-employment benefits under his employment agreement dated as of January 30, 1984 (the "Employment Agreement") as amended from time to time; and

                 WHEREAS, the Company desires to provide Executive with incentives for continuation of his current services as Chief Executive Officer with respect to a possible Change of Control (as defined herein); and

                 WHEREAS, it is necessary to coordinate the provisions of various agreements between the Company and Executive with respect to a Change of Control;

                 WHEREAS, the Board desires to ensure that the Company will have the benefit of Executives's advice, counsel and management expertise, while a Change in Control transaction is pending and until its completion; and

                 NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto mutually covenant and agree as follows:

         (A) Base Salary means the Executive's highest base salary, including the annual base salary in effect on January 1, 1995.

         (B) Cause. "Cause" for termination by the Company of the Executive's employment shall mean "for cause" as defined in Section 1(e) of the Employment Agreement.

         (C) Change of Control. The term "Change of Control" means an event which shall be deemed to have occurred if:

                 (i) any "person" as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the
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         Company in substantially the same proportions as their ownership of stock of the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company's then outstanding securities;

                 (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (iii) or (iv) herein) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

                 (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 25% of the combined voting power of the Company's then outstanding securities shall not constitute a Change of Control;

                 (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of, or the Company sells or disposes of, all or substantially all of the Company's assets or all or substantially all of the assets of the Company acquired for or used in the electric utility business of the Company, or any such sale or disposition is effected through condemnation proceedings; or

                 (v) the Board of Directors shall approve an agreement to effect a Change of Control, and in connection therewith, the Board of Directors approves the Executive's termination of his employment as Chief Executive Officer and the commencement of his employment as a consultant pursuant to section 6 of his Employment Agreement.

         The Chief Legal Officer shall notify the parties to this Agreement as to whether and when a Change of Control has occurred. The preceding sentence shall not preclude any other party to this Agreement from giving such notice.

                 (D) Company. Upon the occurrence of any merger or consolidation described in Section 1(B)(iii) in which the Company is not the surviving entity and which is not a Change of





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Control, "Company" shall thereafter for all purposes hereof be deemed to mean such surviving entity and in such event "Company" for purposes of Section 1(B)(ii) shall mean Long Island Lighting Company prior to such event and such surviving entity thereafter.

                 (E) Notice of Termination. "Notice of Termination" shall mean a notice delivered by the Company or the Executive, as the case may be, and stating that the Executive's employment with the Company is terminated.

                 (F) Limited Waiver. The waiver by the Company of a violation of any provisions of this Agreement, whether express or implied, shall not operate or be construed as a waiver of any subsequent violation of any such provision.

                 (G) Code. For purposes of this Agreement, the term "Code" means the Internal Revenue Code of 1986, including any amendments thereto or successor tax codes thereof. References to any section of the Code shall include any amended or successor section of comparable import.

                 (H) Covered Termination. For purposes of this Agreement, the term "Covered Termination" means any termination of the Executive's employment where the Termination Date is any date prior to the end of the Employment Period.

                 (I) Employment Period. For purposes of this Agreement, the term "Employment Period" means a period commencing on the date of a Change of Control of the Company, and ending at 11:59 p.m. Eastern Time on the third anniversary of such date.

                 (J) Good Reason. For purposes of this Agreement, the Executive shall have a "Good Reason" for termination of employment after a Change of Control of the Company in the event of:

                 (i) a termination of the Executive's employment by the Company, including a termination described in Section 1(B)(v), for any reason other than Cause;

                 (ii) a good faith determination by the Executive that there has been a significant adverse change, without the Executive's written consent, in the Executive's working conditions or status with the Company from such working conditions or status in effect immediately prior to the Change of Control of the Company, including but not limited to (A) a significant change in the nature or scope of the Executive's authority, powers, functions, duties or responsibilities, or (B) a significant reduction in the level of support services, staff, secretarial and other assistance, office space and accoutrements (regardless of whether such reduction is part of a general reduction applicable to such items at the Company); or





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                 (iii)    other than with respect to a Change of Control
         described in Section 1(B)(v), any voluntary termination of employment by the Executive for any reason other than Cause where the Notice of Termination is given more than three months after the date on which there is a Change of Control of the Company, but not after the date which is the third anniversary of such Change of Control of the Company.

                 (K) Person. For purposes of this Agreement, the term "Person" shall mean any individual, firm, partnership, corporation or other entity, including any successor (by merger or otherwise) of such entity, or a group of any of the foregoing acting in concert.

                 (L)      Termination Date.

                 (i) For purposes of this Agreement, the term "Termination Date" means (a) if the Executive's employment is terminated by the Executive's death, the date of death; (b) if the Executive's employment is terminated by reason of voluntary early retirement, as agreed in writing by the Company and the Executive, the date of such early retirement which is set forth in such written agreement; (c) if the Executive's employment is terminated for purposes of this Agreement by reason of disability, as defined in the Retirement Income Plan of the Company (as in effect on the date hereof), the earlier of thirty days after the Notice of Termination is given or one day prior to the end of the Employment Period; (d) if the Executive's employment is terminated by the Executive voluntarily (other than for Good Reason), the date the Notice of Termination is given; and (e) if the Executive's employment is terminated by the Company (other than by reason of disability) or by the Executive for Good Reason, the earlier of thirty days after the Notice of Termination is given or one day prior to the end of the Employment Period, except that if the Notice of Termination is given on or prior to the third anniversary of the date of the Change of Control of the Company, the Termination Date shall be deemed to have occurred no later than the third anniversary of the date of the Change of Control of the Company. Notwithstanding the foregoing:

                 (ii) If termination is "for Cause" pursuant to Section 1(A) and if the Executive has "cured the conduct" constituting such Cause as described by the Company in its Notice of Termination within such thirty day or shorter period, then the Executive's employment hereunder shall continue as if the Company had not delivered its Notice of Termination.

                 (iii) If the party receiving the Notice of Termination notifies the other party that a dispute exists concerning the termination and it is finally determined that the reason asserted in such Notice of Termination did not exist, then (a) if such Notice was delivered by the Executive, the Executive will be deemed to have voluntarily terminated his employment and the Termination Date shall be the earlier of the date fifteen days after the Notice of Termination is given or one day prior to the end of the Employment Period and





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         (b) if delivered by the Company, the Company will be deemed to have terminated the Executive other than by reason of death, disability or Cause.

                 1. Termination or Cancellation Prior to Change of Control. In the event (A) the Executive's employment is terminated prior to a Change of Control of the Company, or (B) no Change of Control of the Company occurs prior to December 31, 1999, this Agreement shall be terminated and canceled and of no further force and effect, and any and all rights and obligations of the parties hereunder shall cease. The termination of this Agreement shall have no effect on the rights and obligations of the Company and Executive under his Employment Agreement or any other Agreement between the parties.

                 2. Benefits. If there is a Covered Termination, the Executive shall be entitled to the following benefits:

                 (A) Accrued Benefits. The Executive shall be paid the amount of the Executive's Accrued Benefits. For purposes of this Agreement, the Executive's "Accrued Benefits" shall include the following amounts, payable as described herein: (i) all Base Salary, and accrued vacation pay determined on the basis of Base Salary, for the time period ending with the Termination Date; (ii) reimbursement for any and all monies or other reimbursable costs advanced in connection with the Executive's employment for reasonable and necessary expenses incurred by the Executive on behalf of the Company for the time period ending with the Termination Date; (iii) any and all other cash earned through the Termination Date and deferred at the election of the Executive or pursuant to any deferred compensation plan then in effect, and any increments thereon as determined under such plan; and (iv) a lump sum payment of the bonus or incentive compensation otherwise payable to the Executive with respect to the year in which termination occurs, or for the prior year, under all bonus or incentive compensation plans in which the Executive is a participant. Payment of Accrued Benefits shall be made promptly in accordance with the Company's prevailing practice and shall not in any way affect Executive's rights under the Employment Agreement.

                 (B) Welfare Benefits. Until the expiration of the Consulting Term (as described in the Employment Agreement), the Executive shall continue to be covered, at the expense of the Company, by the same or equivalent welfare benefits, including life insurance, hospitalization, medical, dental, disability and travel accident benefits, as were provided to the Executive immediately prior to the commencement of such Consulting Term. The amount of such benefits shall be determined on the basis of the Executive's highest rate of pay in effect at any time, prior to the start of the Consulting Term. The term "rate of pay" means (i) Executive's Base Salary and (ii) benefits paid or due pursuant to the Executive Incentive Compensation Plan of Long Island Lighting Company otherwise payable to the Executive with respect to the year in which termination occurs, or for the prior year.

                 (C) Contractual Retirement Benefits. During the period in which Executive provides the consulting services referred to in his Employment Agreement, the Company shall





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make the periodic payments of Retirement Benefits provided under the Employment
Agreement until such time as a Change in Control (as defined in the Employment Agreement) takes place. Furthermore, at the time a Change in Control (as defined in the Employment Agreement) takes place, the Company or the Trustee of the Deferred Compensation Trust shall make the payment of the Actuarial Equivalent lump-sum payment, required by the provisions of Section 6.7 of the Deferred Compensation Trust, dated January 7, 1987, without regard to whether the Executive's employment terminated prior to, or subsequent to, a Change of Control.

                 (D) Termination of Consulting Services. In the event that the Board of Directors determines, for any reason, that Executive's consulting services during the Consulting Term are not required because of the circumstances leading to a Change of Control, (i) the Company or the Trustee of the Original Term and Consulting Term Compensation Trust shall pay the dollar amount of the compensation payable for such services in a lump sum without any adjustment for early payment, and (ii) the Company shall continue to provide the welfare benefits described in (B) above. In such event, the Executive shall be discharged of any obligation to provide consulting services during the Consulting Term.

                 (E) Supplemental Death and Retirement Benefit Plans. Executive qualifies by reason of age and service for the benefit provided under the Supplemental Death and Retirement benefit Plan. Payment of the benefit elected under such plan shall commence at the time that the supplemental death benefit provided pursuant to paragraph B. above terminates.

                 (F) Severance Payment. The Executive will be entitled to cash compensation equal to three (3) years pay, calculated as described below, payable in equal monthly installments. The aggregate cash compensation will be calculated as the greater of three (3) times (i) the Executive's current rate of Base Salary at the Termination Date or (ii) the Executive's highest annual rate of Base Salary within three (3) years prior to the Change of Control.
Cash compensation paid pursuant to this provision shall be subject to appropriate payroll deductions.

                 (G)      Tax Gross-Up.

                 (i) In the event that the Executive becomes entitled to payments in connection with a Change in Control or his termination of employment (the "Payments"), if any of the Payments will be subject to the tax imposed by Section 4999 of the Code (or any similar tax that may hereafter be imposed) (the "Excise Tax"), the Company shall pay to Executive an additional amount (the "Gross-Up Payment") such that the net amount retained by him, after deduction of any Excise Tax on the Payments and any federal, state and local income tax and Excise Tax upon the payment provided for by this paragraph, shall be equal to the Payments. For purposes of determining whether any of the Payments will be subject to the Excise Tax and the amount of such Excise Tax,
         (a) any other payments or benefits received or to be received by Executive in connection with a Change of Control or his termination of employment (whether pursuant to the terms of this Agreement or any plan, arrangement or agreement with the Company or any person





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         whose actions result in a Change of Control or any person affiliated with the Company or such person) shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(1) shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel selected by the Company's independent auditors, and consented to in writing by the Executive, which consent shall not be unreasonably withheld, such other payments or benefits (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered before the date of the change within the meaning of Section 280G(b)(4) of the Code in excess of the base amount within the meaning of Section 280G(b)(3) of the Code, or are otherwise not subject to the Excise Tax, (b) the amount of the Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of (1) the total amount of the Payments or (2) the amount of excess parachute payments within the meaning of
         Section 280G(b)(1) (after applying clause (a), above), and c the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

                 For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal, state and local income taxes at the highest marginal rate of federal, state and local income taxation in the calendar year in which the Gross-Up Payment is to be made. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of termination of Executive's employment, he shall repay to the Company at the time that the amount of such reduction in Excise Tax is finally determined the portion of the Gross-Up Payment attributable to such reduction (plus the portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income tax imposed on the Gross-Up Payment being repaid by Executive if such repayment results in a reduction in Excise Tax and/or a federal, state and local tax deduction) plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code, applied by treating the period between initial payment of the Gross-Up Payment and the repayment in respect thereof as the term of the debt instrument referred to in section 1274(d)(1)(A) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the termination of Executive's employment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest payable with respect to such excess) at the time that the amount of such excess is finally determined.

                 (ii) A Gross-Up Payment shall be made not later than the fifth day, or as soon thereafter as the Company in good faith deems practicable, following the date Executive becomes subject to payment of excise tax; provided, however, that if the amounts of such payment cannot be finally determined on or before such day, the Company shall pay to





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         Executive on such day an estimate, as determined in good faith by the
         Company, of the minimum amount of such payments and shall pay the remainder of such payment (together with interest at the rate provided under Section 1274(b)(2)(B) of the Code) as soon as the amount can be determined but no later than the thirtieth day after the date Executive becomes subject to the payment of excise tax. In the event the amount of the estimated payment exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to Executive, payable on the fifth day after demand by the Company (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code).

                 3. Further Obligations of the Executive. The Executive agrees that, in the event of any Covered Termination where the Executive is entitled to Accrued Benefits and the Termination Payment, the Executive shall hold in confidence and not directly or indirectly disclose or use or copy or make lists of any confidential information or proprietary data of the Company, except to the extent authorized in writing pursuant to authorization by the Board of Directors of the Company or required by any court or administrative agency, other than to an employee of the Company or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of duties as an executive of the Company. Confidential information shall not include any information known generally to the public or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that of the Company. All records, files, documents and materials, or copies thereof, relating to the business of the Company which the Executive shall prepare, or use, or come into contact with, shall be and remain the sole property of the Company and shall be promptly returned to the Company upon termination of employment with the Company.

                 4. Expenses and Interest. If, after a Change of Control of the Company, (A) a dispute arises with respect to the enforcement of the Executive's rights under this Agreement or (B) any legal or arbitration proceeding shall be brought to enforce or interpret any provision contained herein or to recover damages for breach hereof, the Executive shall recover from the Company any reasonable attorneys' fees and necessary costs and disbursements, including without limitation expert witness fees, incurred as a result of such dispute, legal or arbitration proceeding ("Expenses"), and prejudgment interest on any money judgment or arbitration award obtained by the Executive calculated at the rate of interest announced by Morgan Guaranty Trust Company of New York from time to time as its prime or base lending rate from the date that payments to him should have been made under this Agreement. Within ten days after the Executive's written request therefor (which, without limitation, may be made periodically or from time to time based on the date or dates at which the Executive is billed for services and related expenses which are reimbursable as "Expenses" hereunder), the Company shall pay to the Executive, or such other person or entity as the Executive may designate in writing to the Company, the Executive's reasonable Expenses in advance of the final disposition or conclusion of any such dispute, legal or arbitration proceeding.





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                 5.       Payment Obligations Absolute.  The Company's
obligation during and after the Employment Period to pay the Executive the amounts and to make the benefit and other arrangements provided herein shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any setoff, counterclaim, recoupment, defense or other right which the Company may have against him or anyone else. All amounts payable by the Company hereunder shall be paid without notice or demand. Each and every payment made hereunder by the Company shall be final, and the Company will not seek to recover all or any part of such payment from the Executive, or from whomsoever may be entitled thereto, for any reason whatsoever.


                 6.       Successors.

                 (A) If the Company sells, assigns or transfers all or substantially all of its business and assets to any Person or if the Company merges into or consolidates or otherwise combines (where the Company does not survive such combination) with any Person (any such event, a "Sale of Business"), then the Company shall assign all of its right, title and interest in this Agreement as of the date of such event to such Person, and the Company shall cause such Person, by written agreement in form and substance reasonably satisfactory to the Executive, to expressly assume and agree to perform from and after the date of such assignment all of the terms, conditions and provisions imposed by this Agreement upon the Company. In case of such assignment by the Company and of assumption and agreement by such Person, as used in this Agreement, "Company" shall thereafter mean such Person which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law, and this Agreement shall inure to the benefit of, and be enforceable by, such Person. The Executive shall, in his discretion, be entitled to proceed against any or all of such Persons, any Person which theretofore was such a successor to the Company (as defined in the first paragraph of this Agreement) and the Company (as so defined) in any action to enforce any rights of the Executive hereunder. Except as provided in this Subsection, this Agreement shall not be assignable by the Company. This Agreement shall not be terminated by the voluntary or involuntary dissolution of the Company.

                 (B) This Agreement and all rights of the Executive shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, heirs and beneficiaries. All amounts payable to the Executive under this Agreement, if the Executive had lived shall be paid, in the event of the Executive's death, to the Executive's estate, heirs and representatives; provided, however, that the foregoing shall not be construed to modify any terms of any benefit plan of the Company or of any agreement or arrangement of the Company with respect to benefits, as such terms are in effect on the date of the Change of Control of the Company, that expressly govern benefits under such plan, agreement or arrangement in the event of the Executive's death.

                 7. Severability. The provisions of this Agreement shall be regarded as divisible, and if any of said provisions or any part hereto are declared invalid or unenforceable by





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
a court of competent jurisdiction, the validity and enforceability of the remainder of such provisions or parts hereof and the applicability thereof shall not be affected thereby.

                 8. Amendment. This Agreement may not be amended or modified at any time except by written instrument executed by the Company and the Executive.


                 9. Withholding. The Company shall be entitled to withhold from amounts to be paid to the Executive hereunder any federal, state or local withholding or other taxes or charges which it is from time to time required to withhold; provided, that the amount so withheld shall not exceed the minimum amount required to be withheld by law. The Company shall be entitled to rely on an opinion of nationally recognized tax counsel if any question as to the amount or requirement of any such withholding shall arise.


                 10. Governing Law; Resolution of Disputes. This Agreement and the rights and obligations hereunder shall be governed and construed in accordance with the laws of the State of New York. Any dispute arising out of this Agreement shall, at the Executive's election, be determined by arbitration under the rules of the American Arbitration Association then in effect (in which case both parties shall be bound by the arbitration award) or by litigation. Whether the dispute is to be settled by arbitration or litigation, the venue for the arbitration or litigation shall be New York or, at the Executive's election, if the Executive is no longer residing or working in the New York metropolitan area, in the judicial district encompassing the city in which the Executive resides; provided, that, if the Executive is not then residing in the United States, the election of the Executive with respect to such venue shall be either in New York, New York or in the judicial district encompassing that city in the United States among the thirty cities having the largest population (as determined by the most recent United States Census data available at the Termination Date) which is closest to the Executive's residence. The parties consent to personal jurisdiction in each trial court in the selected venue having subject matter jurisdiction notwithstanding their residence or situs, and each party irrevocably consents to service of process in the manner provided hereunder for the giving of notices.


                 11. Payment from Trust Funds. The Company has established various Trust Funds in order to assure payment by the Company of obligations under the Employment Agreement, its various benefit programs and pursuant to this Agreement. In the event that the Company or its successors or assigns shall not make a payment required by this Agreement or pursuant to any employment arrangement or agreement with respect to which a Trust has been established, the Trustee of such Trust, consistent with the terms and conditions of the Trust, shall make the payment required of the Company without any need to inquire into the obligations of the Executive to the Company under this Agreement.





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

                 12. Notices. All notices hereunder shall be in writing and deemed properly given if delivered by hand and receipted or if mailed by registered mail, return receipt requested. Notices to the Company shall be directed to the Corporate Secretary at the Company's headquarters offices. Notices to the Executive shall be directed to his last known home address.



                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement dated this 4th day of August, 1995.




                                      LONG ISLAND LIGHTING COMPANY




                                      BY:     /s/ LEONARD P. NOVELLO
                                              ---------------------------
                                                  Leonard P. Novello
                                                  General Counsel



                                              /s/ WILLIAM J. CATACOSINOS
                                              ----------------------------
                                                  William J. Catacosinos





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



                 Agreement made and entered into as of 31st day of May, 1995, by and between LONG ISLAND LIGHTING CO., a New York corporation ("Company") and WILLIAM J. CATACOSINOS, a resident of the State of New York ("Executive") amending the Agreement dated January 30, 1984, as heretofore amended.

                 WHEREAS, the Company and Executive entered into an Agreement on January 30, 1984 with regard to the employment and post-termination Contract Benefits of Executive;

                 WHEREAS, the amount of such Contract Benefits was increased by an Amendment dated December 22, 1989;

                 NOW, THEREFORE, the Board, having reviewed the compensation and benefits payable to the Executive, desires to recognize the continuing value to the Company of Executive's leadership, advice, counsel and management expertise, and the increased demands on Executive occasioned by recent developments, by causing the Company to enter into the following amendment to the above described Agreement:

         1) The definition of "Considered Compensation" in Section 4(b)(i) of the Agreement dated 30 January 1984, as amended by the Agreement dated as of 22 December 1989, is amended to read as follows:

         "Considered Compensation" shall be an amount equal to sixty-five percent (65%) of the highest annual rate of

         Base Salary (including, but not limited to, the Base Salary in effect on January 1, 1995) payable to Executive pursuant to Section 3 above at any time prior to the commencement of the Consulting Term.

         2) The parties agree that, for the purpose of the foregoing, the highest annual rate of base salary as of the date hereof, is $633,809.

         3) This amendment shall be taken into account as if it had been contained in the original Agreement.

                 IN WITNESS WHEREOF, Executive has hereunto set his hand, and pursuant to the authorization of the Board of Directors, Company has caused these presents to be executed in its name and for and on its behalf, and its corporate seal to be hereunto affixed and attested by its Secretary, all as of the day and year first above written.


                                              LONG ISLAND LIGHTING COMPANY
                                              175 East Old Country Road
                                              Hicksville, New York  11801



                                              By: /s/ LEONARD P. NOVELLO
                                                  ------------------------
                                                  Name:  Leonard P. Novello
                                                  Title: General Counsel

Attest:


/s/ HERBERT M. LEIMAN
------------------------
Herbert M. Leiman
Assistant Secretary


                                              /s/ WILLIAM J. CATACOSINOS
                                              ----------------------------
                                              William J. Catacosinos
                                              Cleft Road, Laurell Hill
                                              Mill Neck, N. Y. 11765

    Amendment, Dated August 4, 1995, to the Agreement dated January 30, 1984 between LONG ISLAND LIGHTING COMPANY, a New York
    Corporation (the "Company") and William J. Catacosinos (the "Executive")


         WHEREAS, the Company and the Executive entered into an agreement on the 30th day of January 1984 with regard to the employment of the Executive (the "Agreement");

         WHEREAS, the Agreement has been previously amended from time to time;

         WHEREAS, the Board at its May 31, 1995 meeting determined that, because shareowners will benefit from the Executive's current and future service, Executive's benefits should be based on Executive's highest salary during the term of his employment; and

         WHEREAS, the Company and the Executive by this agreement desire to make additional amendments to certain provisions of the Agreement regarding remuneration and the benefits paid pursuant to the Agreement (the "Amendment");

         NOW, THEREFORE, the Company and the Executive agree as follows:

         1. Section 3c will be amended to insert the following paragraph at the end of the last sentence:

                 For purpose of this Agreement except as identified below, each of the Executive's benefits shall be calculated utilizing the Executive's highest rate of annual pay in effect at any time during the term of this Agreement, including his annual salary in effect on January 1, 1995. The benefits provided under the Retirement Income Plan of Long Island Lighting Company and the Long Island Lighting Company 401(k) Capital Accumulation Plan for Non-Union Employees, which depends in whole, or in part, upon the Executive's base salary, will be determined in accordance with the provision of each plan.

         Additionally, Section 3c will be amended to insert  the words:
"vacation pay plan" after the words: "deferred compensation." For example, if 30 vacation days are not used by the Executive, he will be entitled to compensation for those 30 days at his highest rate of annual pay in effect at any time during the term of this Agreement, including his annual salary in effect on January 1, 1995.

         2. The definition of "Considered Compensation" in Section 4(b)(i) shall be amended and restated to read as follows:


         "Considered Compensation" shall be an amount equal to sixty-five percent (65%) of the Executive's highest rate of annual pay in effect at any time during the term of this Agreement, including his rate of pay in effect on January 1, 1995.

         3. Section 4(c)(i) will be amended to substitute "Retirement Income Plan of Long Island Lighting Company" for "Long Island Lighting Company Retirement Income Plan."

         4. The first paragraph of Section 6(f) will be deleted and the following paragraph will be inserted:

                 During the Consulting Term, whether or not the Company avails itself of Executive's consulting services pursuant to Section 6c above and regardless of the amount of compensation received by Executive in pursuing an outside business career, Company shall pay Executive a consulting fee equal to the following percentages of Executive's highest rate of pay in effect at any time during the term of this Agreement including his annual rate of pay in effect on January 1, 1995:

         These Amendments shall taken into account as if they had been contained in the original Agreement.

         IN WITNESS WHEREOF, Executive has hereunto set his hand, and pursuant to the authorization from the Board of Directors, Company has caused these present to be executed in its name and for and on its behalf and its corporate seal to be hereunto affixed and attested by its Secretary, all as of the day and year first above written.


                                     LONG ISLAND LIGHTING COMPANY
                                     175 Old Country Road
                                     Hicksville, N.Y.  11801

                                 By: /s/    LEONARD P. NOVELLO
                                     ---------------------------------
                                     Name:  Leonard P. Novello
                                     Title: General Counsel



Attest:


/s/ HERBERT M. LEIMAN
------------------------
Secretary

                                       /s/ WILLIAM J.  CATACOSINOS
                                       -------------------------------
                                       William J.  Catacosinos
                                       Cleft Road, Laurel Hill
                                       Mill Neck, N.Y. 11765